Exhibit 1

FREE TRANSLATION OF
POWER OF ATTORNEY

I, the undersigned,

Mr. Boubakar Dione (the “Delegator”), acting pursuant to a power of attorney granted on July 28, 2014 by Mr. Nicolas Dufourcq, chief executive officer of the company Bpifrance Participations, a French joint stock company with share capital of 15,520,406,597.81 euros, headquartered at 27-31 avenue du Général Leclerc in Maisons-Alfort (94710), registered with the Trade and Companies register of Créteil under number 509 584 074 (the “Company”), delegate to Mrs. Sophie Paquin, Director of Legal Affairs (the “Delegate”), on a permanent basis with possibility to sub delegate, the  powers specified below in matters of (1) representation, in particular in front of jurisdictions, and (2) of choice of legal advisers:

1.              Delegation of powers in matters of representation, in particular in front of jurisdictions

•                  (…)

•                  sign any declaration of the crossing of threshold;

•                  (…)

2.              Delegation of powers in matters of choice of legal advisers

•                  (…)

The Delegate shall have total autonomy in the implementation of this delegation of powers and shall act in the interest of the Company and agrees to respect the applicable regulations, the provisions of the by-laws and to comply with any existing internal procedures, in particular in terms of control of engagements and expenses. In this respect, the Delegate certifies to have taken full knowledge of the by-laws of the Company and the internal regulation of the Board of the Company.

This power of attorney has been established for an indefinite period. It cancels and replaces any prior delegation on the same subject matters.

It may be modified at any time by the Delegator and it may be revoked at any time at the initiative of the Delegator or the Delegate. In any event, this power of attorney will end if the functions of the Delegate are terminated.

Signed at Maisons-Alfort, on October 15, 2014, in two (2) original copies,

Good for power of attorney,	Good for acceptance of power of attorney,

/s/ Boubakar Dione	/s/ Sophie Paquin
The Delegator(1)	The Delegate(2)
Mr. Boubakar DIONE	Mrs. Sophie PAQUIN

(1)   Signature preceded by “Good for power of attorney”

(2)   Signature preceded by “Good for acceptance of power of attorney”